Exhibit 99.1

For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
989-839-5350

Chemical Financial Corporation Reports 2017 Second Quarter Operating Results
MIDLAND, MI, July 25, 2017 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2017 second quarter net income of $52.0 million, or $0.73 per diluted share, compared to 2017 first quarter net income of $47.6 million, or $0.67 per diluted share and 2016 second quarter net income of $25.8 million, or $0.67 per diluted share. Excluding transaction expenses and the change in fair value in loan servicing rights ("significant items"), net income in the second quarter of 2017 was $53.5 million, or $0.75 per diluted share, compared to $50.7 million, or $0.71 per diluted share, in the first quarter of 2017 and $27.8 million, or $0.72 per diluted share, in the second quarter of 2016.(1)
During the second quarter of 2017, significant items included transaction expenses of $0.5 million and a $1.8 million detriment to earnings due to the change in fair value in loan servicing rights, compared to transaction expenses of $4.2 million and a $0.5 million detriment to earnings due to the change in fair value in loan servicing rights in the first quarter of 2017. Transaction expenses for the second quarter of 2016 were $3.1 million.
"We are encouraged by the underlying trends this quarter including improved operating expense trends, fee income and quality loan growth," noted David T. Provost, Chief Executive Officer of Chemical Financial Corporation and Thomas C. Shafer, Vice Chairman of the Corporation and Chief Executive Officer of Chemical Bank. "Going forward, we will seek to further improve our fundamentals by carefully assessing how we allocate capital and focusing on strategies to enhance revenue growth while continuing to improve our operating efficiency."
The Corporation's return on average assets was 1.14% during the second quarter of 2017, compared to 1.09% during the first quarter of 2017 and 1.10% in the second quarter of 2016. The Corporation's return on average shareholders' equity was 8.0% in the second quarter of 2017, compared to 7.4% during the first quarter of 2017 and 10.0% in the second quarter of 2016. Excluding significant items, the Corporation's return on average assets was 1.17% during the second quarter of 2017, compared to 1.16% during the first quarter of 2017 and 1.19% in the second quarter of 2016 and the Corporation's return on average shareholders' equity was 8.2% in the second quarter of 2017, compared to 7.8% during the first quarter of 2017 and 10.7% in the second quarter of 2016. The Corporation's return on average tangible shareholders' equity was 14.3% in the second quarter of 2017, compared to 13.3% during the first quarter of 2017 and 14.3% in the second quarter of 2016. Excluding significant items, the Corporation's return on average tangible equity was 14.7% in the second quarter of 2017, compared to 14.2% during the first quarter of 2017 and 15.4% in the second quarter of 2016. (2)
Net interest income was $137.9 million in the second quarter of 2017, $7.9 million, or 6.0%, higher than the first quarter of 2017 and $60.5 million, or 78.0%, higher than the second quarter of 2016. The higher net interest income in the second quarter of 2017 compared to the first quarter of 2017 was driven by the positive impact of organic loan growth, an increase in the investment securities portfolio, an increase in interest accretion from purchase accounting discounts on acquired loans, and one additional day in the quarter. These benefits to net interest income were partially offset by the interest expense impact of increases in short-term borrowings and deposits. The increase in net interest income in the second quarter of 2017 over the second quarter of 2016 was primarily attributable to loans acquired in the merger with Talmer Bancorp, Inc. ("Talmer") and organic loan growth. The Corporation experienced net organic loan growth of $394.0 million during the second quarter of 2017 and $1.14 billion during the twelve months ended June 30, 2017. The merger with Talmer added $4.88 billion of loans on August 31, 2016.
The net interest margin was 3.41% in both the second quarter of 2017 and the first quarter of 2017, compared to 3.60% in the second quarter of 2016. The net interest margin (on a tax-equivalent basis) was 3.48% in the second quarter of 2017, compared to 3.49% in the first quarter of 2017 and 3.70% in the second quarter of 2016.(3) The net interest margin (on a tax-equivalent basis) in the second quarter of 2017, compared to the first quarter of 2017, was compressed due to an increase in the investment securities portfolio funded by an increase in short-term borrowings. This compression was offset by an increase of 11 basis points in yield on total loans in the second quarter of 2017 to

4.22%, compared to the first quarter of 2017, primarily due to an increase of interest accretion from purchase accounting discounts on acquired loans and an increase in the average coupon rates on loans.
The provision for loan losses was $6.2 million in the second quarter of 2017, compared to $4.1 million in the first quarter of 2017 and $3.0 million in the second quarter of 2016. The increase in the provision for loan losses in the second quarter of 2017, compared to both the first quarter of 2017 and the second quarter of 2016, was primarily the result of an increase in organic growth in the loan portfolio. Originated loan growth was $699.9 million in the second quarter of 2017, compared to $501.4 million in the first quarter of 2017. The growth in the originated loan portfolio was partially offset by run-off in the acquired loan portfolio of $305.9 million in the second quarter of 2017, compared to $218.8 million in the first quarter of 2017. It is important to note that the acquired loan portfolio was adjusted to the fair value of loans at each respective acquisition date and, as of June 30, 2017, no allowance has been recorded for this population of loans. Therefore, the run-off of acquired loans does not result in the reduction of allowance.
Net loan charge-offs were $1.2 million, or 0.04% of average loans, in the second quarter of 2017, compared to $3.5 million, or 0.11% of average loans, in the first quarter of 2017 and $1.8 million, or 0.10% of average loans, in the second quarter of 2016. Net loan charge-offs in the first quarter of 2017 included $1.5 million of losses from one commercial loan relationship.
The Corporation's nonperforming loans totaled $50.9 million at June 30, 2017, compared to $47.8 million at March 31, 2017 and $44.0 million at June 30, 2016. Nonperforming loans comprised 0.37% of total loans at June 30, 2017, compared to 0.36% at March 31, 2017 and 0.58% at June 30, 2016. The decrease in the percentage of nonperforming loans to total loans at June 30, 2017, compared to June 30, 2016, was primarily due to $4.88 billion of total loans added as a result of the merger with Talmer, as none of these loans are classified as nonperforming after the merger date since they are recorded in loan pools at their estimated net realizable value in accordance with generally accepted accounting principles.
At June 30, 2017, the allowance for loan losses of the originated loan portfolio was $83.8 million, or 0.97% of originated loans, compared to $78.8 million, or 0.99% of originated loans, at March 31, 2017 and $71.5 million, or 1.12% of originated loans, at June 30, 2016. The reduction in allowance for loan losses as a percentage of originated loans primarily reflects overall credit improvement. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 164.7% at both June 30, 2017 and March 31, 2017, compared to 162.5% at June 30, 2016.
Noninterest income was $41.6 million in the second quarter of 2017, compared to $38.0 million in the first quarter of 2017 and $20.9 million in the second quarter of 2016. Noninterest income in the second quarter of 2017 increased compared to the first quarter of 2017, primarily due to a $1.1 million increase in wealth management revenue. Net gain on sale of loans and other mortgage banking revenue also increased $0.7 million and included a $1.8 million detriment to earnings due to a change in fair value in loan servicing rights in the second quarter of 2017, compared to a $0.5 million detriment in the first quarter of 2017. Noninterest income in the second quarter of 2017 was higher than the second quarter of 2016 due primarily to incremental revenue resulting from the merger with Talmer.
Operating expenses were $98.2 million in the second quarter of 2017, compared to $104.2 million in the first quarter of 2017 and $59.1 million in the second quarter of 2016. Operating expenses included transaction expenses of $0.5 million in the second quarter of 2017, $4.2 million in the first quarter of 2017 and $3.1 million in the second quarter of 2016. Excluding these transaction expenses, operating expenses were $97.8 million in the second quarter of 2017, compared to $100.0 million in the first quarter of 2017 and $56.0 million in the second quarter of 2016.(4) The decrease in operating expenses, excluding transaction expenses, in the second quarter of 2017, compared to the first quarter of 2017 was primarily due to a decrease of $7.6 million in salaries, wages and employee benefits expenses, aided by a decrease in payroll taxes mostly attributable to stock option exercises during the first quarter of 2017 and an increase in the deferral of loan origination costs due to increased loan production and revised loan origination costs based on an updated loan origination cost study. The increase in operating expenses, excluding transaction expenses, in the second quarter of 2017, compared to the second quarter of 2016, was primarily attributable to incremental expenses resulting from the merger with Talmer.

The effective tax rate was 30.7% in the second quarter of 2017, compared to 20.5% in the first quarter of 2017 and 29.0% in the second quarter of 2016. The tax rate for the first quarter of 2017 benefited from stock option exercises that occurred in the first quarter of 2017.
The efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. The Corporation's efficiency ratio was 54.7% in the second quarter of 2017, compared to 62.0% in the first quarter of 2017 and 60.1% in the second quarter of 2016. The Corporation's adjusted efficiency ratio, which excludes significant items, amortization of intangibles and net gains on sales of branches, closed branch locations and investment securities, was 52.2% in the second quarter of 2017, compared to 57.4% in the first quarter of 2017 and 54.6% in the second quarter of 2016.(5)
Total assets were $18.78 billion at June 30, 2017, compared to $17.64 billion at March 31, 2017 and $9.51 billion at June 30, 2016. The increase in total assets during the three months ended June 30, 2017 was primarily attributable to an increase in investment securities available-for-sale and loan growth that was funded by an increase in short-term FHLB advances. During the quarter, the investment securities portfolio grew by $490.0 million to $2.41 billion at June 30, 2017. The increase in total assets during the twelve months ended June 30, 2017 was primarily attributable to the merger with Talmer, organic loan growth and an increase in investment securities available-for-sale.
Total loans were $13.67 billion at June 30, 2017, an increase of $394.0 million, or 3.0%, from total loans of $13.27 billion at March 31, 2017 and an increase of $6.02 billion, or 78.7%, from total loans of $7.65 billion at June 30, 2016. The Corporation experienced organic loan growth of $394.0 million during the second quarter of 2017 and $1.14 billion during the twelve months ended June 30, 2017. The Corporation added $4.88 billion of loans as part of the merger with Talmer on August 31, 2016.
Total deposits were $13.20 billion at June 30, 2017, compared to $13.13 billion at March 31, 2017 and $7.46 billion at June 30, 2016. The Corporation experienced organic growth in customer deposits of $72.0 million during the second quarter of 2017. The Corporation added $5.29 billion of deposits as part of the merger with Talmer that was completed on August 31, 2016, including $403.2 million of brokered deposits. The Corporation reduced the balance of brokered deposits by $351.2 million during the period of September 30, 2016 to June 30, 2017.
Securities sold under agreements to repurchase with customers were $310.0 million at June 30, 2017, compared to $398.9 million at March 31, 2017 and $256.2 million at June 30, 2016. Short-term borrowings were $2.05 billion at June 30, 2017, compared to $900.0 million at March 31, 2017 and $300.0 million at June 30, 2016 and consisted of short-term FHLB advances utilized by the Corporation to fund short-term liquidity needs. The increase in short-term FHLB advances in the second quarter 2017 was primarily utilized to fund an increase in the investment securities portfolio and loan growth. Long-term borrowings were $435.9 million at June 30, 2017, compared to $490.9 million at March 31, 2017 and $371.6 million at June 30, 2016.
The Corporation's shareholders' equity to total assets ratio was 14.1% at June 30, 2017, compared to 14.7% at March 31, 2017 and 11.0% at June 30, 2016. The Corporation's tangible equity to tangible assets ratio and total risk-based capital ratio were 8.4% and 11.1% (estimated), respectively, at June 30, 2017 compared to 8.8% and 11.4%, respectively, at March 31, 2017 and 8.2% and 11.4%, respectively, at June 30, 2016. (6) The Corporation's book value was $37.11 per share at June 30, 2017, compared to $36.56 per share at March 31, 2017 and $27.45 per share at June 30, 2016. The Corporation's tangible book value was $20.89 per share at June 30, 2017, compared to $20.32 per share at March 31, 2017 and $19.68 per share at June 30, 2016.(7)
(1) Net income, excluding significant items, and diluted earnings per share, excluding significant items, are non-GAAP financial measures. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.
(2) Return on average assets, excluding significant items, return on average shareholders’ equity, excluding significant items, return on average tangible shareholders' equity, and return on average tangible shareholders' equity, excluding significant items are non-GAAP financial measures. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.

(3) Net interest margin, on a tax equivalent basis, is a non-GAAP financial measure. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates" for a reconciliation of net interest income used to compute net interest margin on a tax equivalent basis to the most directly comparable GAAP financial measure.
(4) Operating expenses excluding transaction expenses is a non-GAAP financial measure.
(5) Adjusted efficiency ratio is a non-GAAP financial measure. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measure.
(6) Tangible equity to tangible assets ratio is a non-GAAP financial measure. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measure.
(7) Tangible book value per share is a non-GAAP financial measure. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measure.
Conference Call Details
Chemical Financial Corporation will host a conference call to discuss its second quarter 2017 operating results on Wednesday, July 26, 2017, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-490-2760 and entering 481059 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
About Chemical Financial Corporation
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 249 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. At June 30, 2017, the Corporation had total assets of $18.78 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbank.com.
Non-GAAP Financial Measures
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, and information presented excluding transaction expenses or significant items, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity, operating expenses and the efficiency ratio. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.
Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future improvement of core operating efficiency, future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, future asset levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation’s market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation’s ability to grow its core franchise, future cost savings and the Corporation’s ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2016. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016

Assets
Cash and cash equivalents:
Cash and cash due from banks	$230,219	$191,940	$237,758	$179,310
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	389,022	249,840	236,644	53,650
Total cash and cash equivalents	619,241	441,780	474,402	232,960
Investment securities:
Available-for-sale	1,767,478	1,275,846	1,234,964	458,552
Held-to-maturity	645,605	647,192	623,427	552,828
Total investment securities	2,413,083	1,923,038	1,858,391	1,011,380
Loans held-for-sale	65,371	39,123	81,830	13,990
Loans:
Total loans	13,667,372	13,273,392	12,990,779	7,647,269
Allowance for loan losses	(83,797)	(78,774)	(78,268)	(71,506)
Net loans	13,583,575	13,194,618	12,912,511	7,575,763
Premises and equipment	146,460	142,763	145,012	102,709
Loan servicing rights	64,522	64,604	58,315	9,677
Goodwill	1,133,534	1,133,534	1,133,534	286,867
Other intangible assets	37,322	38,848	40,211	24,593
Interest receivable and other assets	718,297	658,665	650,973	256,233
Total Assets	$18,781,405	$17,636,973	$17,355,179	$9,514,172
Liabilities
Deposits:
Noninterest-bearing	$3,626,592	$3,399,287	$3,341,520	$2,007,629
Interest-bearing	9,577,775	9,733,060	9,531,602	5,457,017
Total deposits	13,204,367	13,132,347	12,873,122	7,464,646
Interest payable and other liabilities	141,702	114,789	134,637	71,417
Securities sold under agreements to repurchase with customers	310,042	398,910	343,047	256,213
Short-term borrowings	2,050,000	900,000	825,000	300,000
Long-term borrowings	435,852	490,876	597,847	371,597
Total liabilities	16,141,963	15,036,922	14,773,653	8,463,873
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	71,131	71,118	70,599	38,267
Additional paid-in capital	2,197,501	2,194,705	2,210,762	726,734
Retained earnings	404,939	372,193	340,201	310,996
Accumulated other comprehensive loss	(34,129)	(37,965)	(40,036)	(25,698)
Total shareholders' equity	2,639,442	2,600,051	2,581,526	1,050,299
Total Liabilities and Shareholders' Equity	$18,781,405	$17,636,973	$17,355,179	$9,514,172

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest Income
Interest and fees on loans	$141,314	$132,485	$77,578	$273,799	$151,979
Interest on investment securities:
Taxable	7,125	4,756	1,798	11,881	3,727
Tax-exempt	4,426	4,235	2,640	8,661	5,305
Dividends on nonmarketable equity securities	1,246	621	777	1,867	1,033
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	1,022	799	144	1,821	357
Total interest income	155,133	142,896	82,937	298,029	162,401
Interest Expense
Interest on deposits	10,582	8,916	4,260	19,498	8,319
Interest on short-term borrowings	4,659	1,658	226	6,317	326
Interest on long-term borrowings	1,944	2,225	956	4,169	1,931
Total interest expense	17,185	12,799	5,442	29,984	10,576
Net Interest Income	137,948	130,097	77,495	268,045	151,825
Provision for loan losses	6,229	4,050	3,000	10,279	4,500
Net interest income after provision for loan losses	131,719	126,047	74,495	257,766	147,325
Noninterest Income
Service charges and fees on deposit accounts	8,777	8,004	6,337	16,781	12,057
Wealth management revenue	6,958	5,827	5,782	12,785	10,983
Other charges and fees for customer services	9,734	8,891	6,463	18,625	12,855
Net gain on sale of loans and other mortgage banking revenue	9,879	9,160	1,595	19,039	3,000
Gain on sale of investment securities	77	90	18	167	37
Other	6,143	6,038	702	12,181	1,384
Total noninterest income	41,568	38,010	20,897	79,578	40,316
Operating Expenses
Salaries, wages and employee benefits	52,601	60,248	33,127	112,849	67,017
Occupancy	8,745	7,392	5,514	16,137	10,419
Equipment and software	8,149	8,517	4,875	16,666	9,279
Merger and acquisition-related transaction expenses (transaction expenses)	465	4,167	3,054	4,632	5,648
Other	28,277	23,872	12,515	52,149	25,609
Total operating expenses	98,237	104,196	59,085	202,433	117,972
Income before income taxes	75,050	59,861	36,307	134,911	69,669
Income tax expense	23,036	12,257	10,532	35,293	20,289
Net Income	$52,014	$47,604	$25,775	$99,618	$49,380
Earnings Per Common Share:
Weighted average common shares outstanding-basic	70,819	70,628	38,258	70,725	38,228
Weighted average common shares outstanding-diluted	71,443	71,415	38,600	71,429	38,560
Basic earnings per share	$0.73	$0.67	$0.67	$1.41	$1.29
Diluted earnings per share	0.73	0.67	0.67	1.39	1.28
Cash Dividends Declared Per Common Share	0.27	0.27	0.26	0.54	0.52
Key Ratios (annualized where applicable):
Return on average assets	1.14%	1.09%	1.10%	1.11%	1.06%
Return on average shareholders' equity	8.0%	7.4%	10.0%	7.7%	9.6%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.48%	3.49%	3.70%	3.49%	3.65%
Efficiency ratio - GAAP	54.7%	62.0%	60.1%	58.2%	61.4%
Efficiency ratio - adjusted (non-GAAP)	52.2%	57.4%	54.6%	54.7%	56.1%

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Summary of Operations
Interest income	$155,133	$142,896	$144,416	$103,562	$82,937	$79,464
Interest expense	17,185	12,799	11,969	6,753	5,442	5,134
Net interest income	137,948	130,097	132,447	96,809	77,495	74,330
Provision for loan losses	6,229	4,050	6,272	4,103	3,000	1,500
Net interest income after provision for loan losses	131,719	126,047	126,175	92,706	74,495	72,830
Noninterest income	41,568	38,010	54,264	27,770	20,897	19,419
Operating expenses, excluding transaction expenses (non-GAAP)	97,772	100,029	96,286	68,674	56,031	56,293
Transaction expenses	465	4,167	18,016	37,470	3,054	2,594
Income before income taxes	75,050	59,861	66,137	14,332	36,307	33,362
Income tax expense	23,036	12,257	18,969	2,848	10,532	9,757
Net income	$52,014	$47,604	$47,168	$11,484	$25,775	$23,605
Significant items, net of tax	1,474	3,046	2,781	25,921	1,985	1,686
Net income, excluding significant items	$53,488	$50,650	$49,949	$37,405	$27,760	$25,291

Per Common Share Data
Net income:
Basic	$0.73	$0.67	$0.67	$0.23	$0.67	$0.61
Diluted	0.73	0.67	0.66	0.23	0.67	0.60
Diluted, excluding significant items (non-GAAP)	0.75	0.71	0.70	0.75	0.72	0.65
Cash dividends declared	0.27	0.27	0.27	0.27	0.26	0.26
Book value - period-end	37.11	36.56	36.57	36.37	27.45	26.99
Tangible book value - period-end	20.89	20.32	20.20	19.99	19.68	19.20
Market value - period-end	48.41	51.15	54.17	44.13	37.29	35.69

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis) (non-GAAP)	3.48%	3.49%	3.56%	3.58%	3.70%	3.60%
Efficiency ratio - adjusted (non-GAAP)	52.2%	57.4%	53.7%	52.7%	54.6%	57.6%
Return on average assets	1.14%	1.09%	1.09%	0.37%	1.10%	1.02%
Return on average shareholders' equity	8.0%	7.4%	7.4%	2.9%	10.0%	9.3%
Average shareholders' equity as a percent of average assets	14.3%	14.8%	14.9%	12.7%	11.1%	11.0%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.4%	8.8%	8.8%	8.7%	8.2%	8.2%
Total risk-based capital ratio (1)	11.1%	11.4%	11.5%	11.1%	11.4%	11.5%
(1) Estimated at June 30, 2017.

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates(1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$13,513,927	$142,128	4.22%	$13,155,846	$133,293	4.11%	$7,511,192	$78,295	4.19%
Taxable investment securities	1,364,358	7,125	2.09	1,005,489	4,756	1.89	515,303	1,798	1.40
Tax-exempt investment securities(1)	882,445	6,781	3.07	861,508	6,495	3.02	484,271	4,061	3.35
Other interest-earning assets	166,244	1,246	3.01	103,334	621	2.44	43,615	777	7.16
Interest-bearing deposits with the FRB and other banks and federal funds sold	302,022	1,022	1.36	269,288	799	1.20	82,246	144	0.70
Total interest-earning assets	16,228,996	158,302	3.91	15,395,465	145,964	3.83	8,636,627	85,075	3.96
Less: allowance for loan losses	(80,690)			(78,616)			(71,790)
Other assets:
Cash and cash due from banks	222,954			229,203			148,034
Premises and equipment	145,320			146,044			104,488
Interest receivable and other assets	1,748,119			1,781,923			515,039
Total assets	$18,264,699			$17,474,019			$9,332,398
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,682,652	$1,289	0.19%	$2,898,061	$1,018	0.14%	$1,892,512	$582	0.12%
Savings deposits	3,881,260	3,047	0.31	3,842,594	1,721	0.18	2,073,412	476	0.09
Time deposits	2,958,436	6,246	0.85	2,953,069	6,177	0.85	1,582,467	3,202	0.81
Short-term borrowings	2,027,505	4,659	0.92	1,225,888	1,658	0.55	418,232	226	0.22
Long-term borrowings	474,086	1,944	1.65	539,032	2,225	1.67	281,327	956	1.37
Total interest-bearing liabilities	12,023,939	17,185	0.57	11,458,644	12,799	0.45	6,247,950	5,442	0.35
Noninterest-bearing deposits	3,499,686	—	—	3,305,201	—	—	1,979,423	—	—
Total deposits and borrowed funds	15,523,625	17,185	0.44	14,763,845	12,799	0.35	8,227,373	5,442	0.27
Interest payable and other liabilities	134,557			125,673			72,011
Shareholders' equity	2,606,517			2,584,501			1,033,014
Total liabilities and shareholders' equity	$18,264,699			$17,474,019			$9,332,398
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.34%			3.38%			3.61%
Net Interest Income (FTE)		$141,117			$133,165			$79,633
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.48%			3.49%			3.70%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$141,117			$133,165			$79,633
Adjustments for taxable equivalent interest (1):
Loans		(814)			(808)			(717)
Tax-exempt investment securities		(2,355)			(2,260)			(1,421)
Total taxable equivalent interest adjustments		(3,169)			(3,068)			(2,138)
Net interest income (GAAP)		$137,948			$130,097			$77,495
Net interest margin (GAAP)		3.41%			3.41%			3.60%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates (1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Six Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$13,335,876	$275,421	4.16%	$7,405,332	$153,394	4.16%
Taxable investment securities	1,185,915	11,881	2.00	534,914	3,727	1.39
Tax-exempt investment securities (1)	872,034	13,276	3.04	490,287	8,161	3.33
Other interest-earning assets	134,962	1,867	2.79	41,554	1,033	5.00
Interest-bearing deposits with the FRB and other banks and federal funds sold	285,746	1,821	1.28	109,582	357	0.66
Total interest-earning assets	15,814,533	304,266	3.87	8,581,669	166,672	3.90
Less: allowance for loan losses	(79,658)			(72,669)
Other assets:
Cash and cash due from banks	226,061			153,156
Premises and equipment	145,680			105,223
Interest receivable and other assets	1,764,925			519,337
Total assets	$17,871,541			$9,286,716
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,789,762	$2,307	0.17%	$1,923,068	$1,050	0.11%
Savings deposits	3,862,033	4,768	0.25	2,061,141	865	0.08
Time deposits	2,955,768	12,423	0.85	1,604,020	6,404	0.80
Short-term borrowings	1,628,911	6,317	0.78	383,966	326	0.17
Long-term borrowings	506,379	4,169	1.66	273,675	1,931	1.42
Total interest-bearing liabilities	11,742,853	29,984	0.51	6,245,870	10,576	0.34
Noninterest-bearing deposits	3,402,981	—	—	1,943,159	—	—
Total deposits and borrowed funds	15,145,834	29,984	0.40	8,189,029	10,576	0.26
Interest payable and other liabilities	130,140			72,216
Shareholders' equity	2,595,567			1,025,471
Total liabilities and shareholders' equity	$17,871,541			$9,286,716
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.36%			3.56%
Net Interest Income (FTE)		$274,282			$156,096
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.49%			3.65%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$274,282			$156,096
Adjustments for taxable equivalent interest (1):
Loans		(1,622)			(1,415)
Tax-exempt investment securities		(4,615)			(2,856)
Total taxable equivalent interest adjustments		(6,237)			(4,271)
Net interest income (GAAP)		$268,045			$151,825
Net interest margin (GAAP)		3.41%			3.55%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Noninterest income
Service charges and fees on deposit accounts	$8,777	$8,004	$8,414	$7,665	$6,337	$5,720
Wealth management revenue	6,958	5,827	6,034	5,584	5,782	5,201
Electronic banking fees	7,482	6,817	8,196	5,533	4,786	4,918
Net gain on sale of loans and other mortgage banking revenue	9,879	9,160	14,420	4,439	1,595	1,405
Other fees for customer services	2,252	2,074	1,785	1,877	1,677	1,474
Gain on sale of investment securities	77	90	76	16	18	19
Gain on sale of branch offices	—	—	7,391	—	—	—
Other	6,143	6,038	7,948	2,656	702	682
Total noninterest income	$41,568	$38,010	$54,264	$27,770	$20,897	$19,419

	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Operating expenses
Salaries and wages	$44,959	$48,526	$47,936	$33,841	$26,887	$26,743
Employee benefits	7,642	11,722	9,695	6,724	6,240	7,147
Occupancy	8,745	7,392	7,644	5,462	5,514	4,905
Equipment and software	8,149	8,517	8,709	6,420	4,875	4,404
Outside processing and service fees	8,924	7,511	7,290	5,365	4,833	3,711
FDIC insurance premiums	2,460	1,406	2,813	1,849	1,338	1,407
Professional fees	2,567	1,968	2,304	1,472	1,020	1,036
Intangible asset amortization	1,525	1,513	1,843	1,292	1,195	1,194
Credit-related expenses	1,895	1,200	(1,029)	(371)	(1,331)	30
Transaction expenses	465	4,167	18,016	37,470	3,054	2,594
Other	10,906	10,274	9,081	6,620	5,460	5,716
Total operating expenses	$98,237	$104,196	$114,302	$106,144	$59,085	$58,887

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

			Organic Growth -					Organic Growth -
	June 30, 2017	March 31, 2017	Three Months Ended June 30, 2017	Dec 31, 2016	Sep 30, 2016	Talmer Merger Aug 31, 2016	June 30, 2016	Twelve Months Ended June 30, 2017

Composition of Loans
Commercial loan portfolio:
Commercial	$3,360,161	$3,253,608	3.3%	$3,217,300	$3,199,576	$1,223,179	$1,953,301	9.4%
Commercial real estate	4,324,323	4,097,771	5.5	3,973,140	3,733,377	1,589,900	2,157,733	26.7
Real estate construction	446,678	453,811	(1.6)	403,772	500,494	166,364	285,848	(1.9)
Subtotal - commercial loans	8,131,162	7,805,190	4.2	7,594,212	7,433,447	2,979,443	4,396,882	17.2
Consumer loan portfolio:
Residential mortgage	3,125,397	3,133,465	(0.3)	3,086,474	3,046,959	1,531,641	1,494,192	6.7
Consumer installment	1,553,967	1,481,057	4.9	1,433,884	1,335,707	158,835	1,048,622	33.0
Home equity	856,846	853,680	0.4	876,209	899,676	212,483	707,573	(8.9)
Subtotal - consumer loans	5,536,210	5,468,202	1.2	5,396,567	5,282,342	1,902,959	3,250,387	11.8
Total loans	$13,667,372	$13,273,392	3.0%	$12,990,779	$12,715,789	$4,882,402	$7,647,269	14.9%

			Organic Growth -					Organic Growth -
	June 30, 2017	March 31, 2017	Three Months Ended June 30, 2017	Dec 31, 2016	Sep 30, 2016	Talmer Merger Aug 31, 2016	June 30, 2016	Twelve Months Ended June 30, 2017
Composition of Deposits
Noninterest-bearing demand	$3,626,592	$3,399,287	6.7%	$3,341,520	$3,264,934	$1,236,902	$2,007,629	19.0%
Savings	1,749,199	1,752,040	(0.2)	1,662,115	1,650,276	549,428	1,107,558	8.3
Interest-bearing demand	2,606,032	2,900,546	(10.2)	2,825,801	3,316,635	894,748	1,819,865	(6.0)
Money market accounts	2,235,412	2,161,645	3.4	2,033,319	1,692,656	699,739	969,566	58.4
Brokered deposits	123,728	156,367	(20.9)	226,429	474,902	403,210	173,092	(261.5)
Other time deposits	2,863,404	2,762,462	3.7	2,783,938	2,873,459	1,510,591	1,386,936	(2.5)
Total deposits	$13,204,367	$13,132,347	0.5%	$12,873,122	$13,272,862	$5,294,618	$7,464,646	6.0%

	June 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016

Additional Data - Intangibles
Goodwill	$1,133,534	$1,133,534	$1,133,534	$1,137,166	$286,867
Loan servicing rights	64,522	64,604	58,315	51,393	9,677
Core deposit intangibles (CDI)	37,235	38,723	40,211	35,618	24,429
Noncompete agreements	87	125	—	82	164

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	June 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016	March 31, 2016
Nonperforming Assets
Nonperforming Loans (1):
Nonaccrual loans:
Commercial	$18,773	$16,717	$13,178	$13,742	$14,577	$19,264
Commercial real estate	19,723	20,828	19,877	19,914	21,325	25,859
Real estate construction	56	79	80	80	496	546
Residential mortgage	7,714	6,749	6,969	5,119	5,343	5,062
Consumer installment	757	755	879	378	285	360
Home equity	3,871	2,713	3,351	2,064	1,971	2,328
Total nonaccrual loans(1)	50,894	47,841	44,334	41,297	43,997	53,419
Other real estate and repossessed assets	14,582	16,395	17,187	20,730	8,440	9,248
Total nonperforming assets	$65,476	$64,236	$61,521	$62,027	$52,437	$62,667
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	58	1,823	11	221	3	370
Commercial real estate	262	700	277	739	3	—
Real estate construction	—	—	—	1,439	—	—
Residential mortgage	—	—	—	375	407	423
Home equity	2,026	1,169	995	628	1,071	679
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$2,346	3,692	$1,283	$3,402	$1,484	$1,472
(1) Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest the Corporation expects to collect on these loans.

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Six Months Ended
							June 30, 2017	June 30, 2016
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$78,774	$78,268	$73,775	$71,506	$70,318	$73,328	$78,268	$73,328
Provision for loan losses	6,229	4,050	6,272	4,103	3,000	1,500	10,279	4,500
Net loan (charge-offs) recoveries:
Commercial	(239)	(1,999)	(336)	(150)	(1,153)	(3,115)	(2,238)	(4,268)
Commercial real estate	(205)	730	(280)	(154)	(187)	(440)	525	(627)
Real estate construction	—	(9)	36	(31)	—	(11)	(9)	(11)
Residential mortgage	19	(567)	(236)	(304)	8	(172)	(548)	(164)
Consumer installment	(747)	(1,310)	(823)	(1,137)	(486)	(602)	(2,057)	(1,088)
Home equity	(34)	(389)	(140)	(58)	6	(170)	(423)	(164)
Net loan charge-offs	(1,206)	(3,544)	(1,779)	(1,834)	(1,812)	(4,510)	(4,750)	(6,322)
Allowance for loan losses - end of period	83,797	78,774	78,268	73,775	71,506	70,318	83,797	71,506
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	—	—	—	—	—	—
Provision for loan losses	—	—	—	—	—	—	—	—
Allowance for loan losses - end of period	—	—	—	—	—	—	—	—
Total allowance for loan losses	$83,797	$78,774	$78,268	$73,775	$71,506	$70,318	$83,797	$71,506
Net loan charge-offs as a percent of average loans (annualized)	0.04%	0.11%	0.06%	0.08%	0.10%	0.25%	0.07%	0.17%

	June 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016
Originated loans	$8,659,622	$7,959,769	$7,458,401	$6,755,931	$6,378,934
Acquired loans	5,007,750	5,313,623	5,532,378	5,959,858	1,268,335
Total loans	$13,667,372	$13,273,392	$12,990,779	$12,715,789	$7,647,269

Allowance for loan losses as a percent of:
Total originated loans	0.97%	0.99%	1.05%	1.09%	1.12%
Nonperforming loans	164.7%	164.7%	176.5%	178.6%	162.5%
Credit mark as a percent of unpaid principal balance on acquired loans	1.3%	2.8%	3.1%	3.0%	4.1%

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands)

	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Six Months Ended
							June 30, 2017	June 30, 2016
Non-GAAP Operating Results
Net Income
Net income, as reported	$52,014	$47,604	$47,168	$11,484	$25,775	$23,605	$99,618	$49,380
Transaction expenses	465	4,167	18,016	37,470	3,054	2,594	4,632	5,648
Gain on sales of branch offices	—	—	(7,391)	—	—	—	—	—
Loan servicing rights change in fair valuation	1,802	519	(6,348)	1,236	—	—	2,321	—
Significant items	2,267	4,686	4,277	38,706	3,054	2,594	6,953	5,648
Income tax benefit (1)	(793)	(1,640)	(1,496)	(12,785)	(1,069)	(908)	(2,433)	(1,977)
Significant items, net of tax	1,474	3,046	2,781	25,921	1,985	1,686	4,520	3,671
Net income, excluding significant items	$53,488	$50,650	$49,949	$37,405	$27,760	$25,291	$104,138	$53,051
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.73	$0.67	$0.66	$0.23	$0.67	$0.60	$1.39	$1.28
Effect of significant items, net of tax	0.02	0.04	0.04	0.52	0.05	0.05	0.06	0.10
Diluted earnings per share, excluding significant items	$0.75	$0.71	$0.70	$0.75	$0.72	$0.65	$1.45	$1.38
Return on Average Assets
Return on average assets, as reported	1.14%	1.09%	1.09%	0.37%	1.10%	1.02%	1.11%	1.06%
Effect of significant items, net of tax	0.03	0.07	0.07	0.85	0.09	0.07	0.06	0.08
Return on average assets, excluding significant items	1.17%	1.16%	1.16%	1.22%	1.19%	1.09%	1.17%	1.14%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	8.0%	7.4%	7.4%	2.9%	10.0%	9.3%	7.7%	9.6%
Effect of significant items, net of tax	0.2	0.4	0.4	6.7	0.7	0.6	0.3	0.7
Return on average shareholders' equity, excluding significant items	8.2%	7.8%	7.8%	9.6%	10.7%	9.9%	8.0%	10.3%
Return on Average Tangible Shareholders' Equity
Average shareholders' equity	$2,606,517	$2,584,501	$2,564,943	$1,559,668	$1,033,014	$1,017,929	$2,595,567	$1,025,471
Average goodwill, CDI and noncompete agreements, net of tax	1,171,593	1,173,019	1,172,079	601,544	312,033	313,753	1,172,302	312,893
Average tangible shareholders' equity	$1,434,924	$1,411,482	$1,392,864	$958,124	$720,981	$704,176	$1,423,265	$712,578
Return on average tangible shareholders' equity	14.3%	13.3%	13.4%	4.8%	14.3%	13.4%	14.0%	13.9%
Effect of significant items, net of tax	0.4	0.9	0.8	10.8	1.1	1.0	0.6	1.0
Return on average tangible shareholders' equity, excluding significant items	14.7%	14.2%	14.2%	15.6%	15.4%	14.4%	14.6%	14.9%
(1) Assumes transaction expenses and other significant items are deductible at an income tax rate of 35%, except for the impact of estimated nondeductible expenses incurred in periods when the Corporation completes merger and acquisition transactions.

Chemical Financial Corporation Announces 2017 Second Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Six Months Ended
							June 30, 2017	June 30, 2016
Efficiency Ratio
Net interest income	$137,948	$130,097	$132,447	$96,809	$77,495	$74,330	$268,045	$151,825
Noninterest income	41,568	38,010	54,264	27,770	20,897	19,419	79,578	40,316
Total revenue - GAAP	179,516	168,107	186,711	124,579	98,392	93,749	347,623	192,141
Net interest income FTE adjustment	3,169	3,068	2,945	2,426	2,138	2,133	6,237	4,271
Loan servicing rights change in fair value (gains)losses	1,802	519	(6,348)	1,236	—	—	2,321	—
Gain on sales of branch offices	—	—	(7,391)	—	—	—	—	—
Gains from sale of investment securities gains and closed branch locations	(77)	(90)	(76)	(301)	(123)	(169)	(167)	(292)
Total revenue - Non-GAAP	$184,410	$171,604	$175,841	$127,940	$100,407	$95,713	$356,014	$196,120
Operating expenses - GAAP	$98,237	$104,196	$114,302	$106,144	$59,085	$58,887	$202,433	$117,972
Transaction expenses	(465)	(4,167)	(18,016)	(37,470)	(3,054)	(2,594)	(4,632)	(5,648)
Amortization of intangibles	(1,525)	(1,513)	(1,843)	(1,292)	(1,195)	(1,194)	(3,038)	(2,389)
Operating expenses - Non-GAAP	$96,247	$98,516	$94,443	$67,382	$54,836	$55,099	$194,763	$109,935
Efficiency ratio - GAAP	54.7%	62.0%	61.2%	85.2%	60.1%	62.8%	58.2%	61.4%
Efficiency ratio - adjusted Non-GAAP	52.2%	57.4%	53.7%	52.7%	54.6%	57.6%	54.7%	56.1%

	June 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016	March 31, 2016
Tangible Book Value
Shareholders' equity, as reported	$2,639,442	$2,600,051	$2,581,526	$2,563,666	$1,050,299	$1,032,291
Goodwill, CDI and noncompete agreements, net of tax	(1,153,595)	(1,154,915)	(1,155,617)	(1,154,121)	(297,044)	(297,821)
Tangible shareholders' equity	$1,485,847	$1,445,136	$1,425,909	$1,409,545	$753,255	$734,470
Common shares outstanding	71,131	71,118	70,599	70,497	38,267	38,248
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$37.11	$36.56	$36.57	$36.37	$27.45	$26.99
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$20.89	$20.32	$20.20	$19.99	$19.68	$19.20

Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$18,781,405	$17,636,973	$17,355,179	$17,383,637	$9,514,172	$9,303,632
Goodwill, CDI and noncompete agreements, net of tax	(1,153,595)	(1,154,915)	(1,155,617)	(1,154,121)	(297,044)	(297,821)
Tangible assets	$17,627,810	$16,482,058	$16,199,562	$16,229,516	$9,217,128	$9,005,811
Shareholders' equity to total assets	14.1%	14.7%	14.9%	14.7%	11.0%	11.1%
Tangible shareholders' equity to tangible assets	8.4%	8.8%	8.8%	8.7%	8.2%	8.2%